CONSENT OF COUNSEL

                  We consent to the reference to our Firm under the heading "Counsel and Independent Accountants" in Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A of California Daily Tax Free Income Fund, Inc. as filed with the Securities and Exchange Commission on or about April 24, 2003.


PAUL, HASTINGS, JANOFSKY & WALKER LLP



New York, New York
April 24, 2003